Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Kestra Medical Technologies, Ltd. of our report dated August 28, 2024 relating to the financial statements of Kestra Medical Technologies, Ltd., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Irvine, California
February 10, 2025

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